                                                                    Exhibit 10.8

                                 BUSINESS LEASE

            THIS LEASE, entered into this 1st day of October 2001 between Universal Realty Development, Co., of the County of Miami-Dade in the state of Florida (hereinafter "Lessor or Landlord"), and Americare Health Scan, Inc. of the County of Miami-Dade in the State of Florida (hereinafter "Lessee or Tenant"):

            WITNESSETH, That Lessor does this day Lease unto Lessee, and Lessee does hereby hire and take as tenant 20,805 square feet of office, laboratory and warehouse space located at 20 NW 181st Street, Miami, Florida 33169 (hereinafter the "Premises"), for the term of Five (5) Years, beginning the 1st day of October 2001, and ending the 30th day of September, 2006, at and for the agreed annual rental of $221,573, payable $18,463.45 per month. Except as otherwise stated herein, said payments shall cover all gas, water, sewer, property tax and electricity charges incurred by Lessor as a result of Lessee's use of the Premises.

Monthly rental payments shall accrue through December 31, 2001, at which time all accrued payments ($55,390.55) shall become due and payable. As of December 31, 2001, rent accruals shall cease and Lessee shall commence monthly rental payments. All payments are to be made to the Lessor on the first day of each and every month, but no later than the fifth (5th) of the month.

On January 2, 2002, Lessee shall deposit the sum of $20,000 as a security deposit, which deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, conditions, covenants, and promises of this Lease. At the end of the term of this Lease, assuming that Lessee has faithfully performed all obligations under said Lease, Lessee shall be entitled to the return of the security deposit or any remaining and outstanding balance, no later than fifteen (15) days after the expiration of the Lease term.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

            ARTICLE I: Lessee shall not assign this Lease, nor sub-let the Premises or any part thereof, nor use the Premises or any part thereof, nor permit the Premises or any part thereof to be used for any purpose other than those connected with the research, development and marketing of diagnostic tests, drug delivery systems, and related medical research. Lessee shall not make any alterations or additions to the Premises without the prior written consent of the Lessor, and any alterations, additions, fixtures or improvements that may be made by Lessee, except movable office furniture, shall become the property of Lessor, remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease.

         ARTICLE II: All personal property placed in the Premises shall be at the risk of Lessee or the owner thereof. Lessor shall not be liable for any damage to said personal property regardless of the cause.

            ARTICLE III: Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments applicable to the Premises or Tenant's use thereof.

            ARTICLE IV: In the event that the Premises shall be destroyed, or so damaged by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, Lessor shall have the right to render the Premises tenantable by repairs within ninety (90) days. If the Premises are not rendered tenantable within said time, either party hereto may cancel this Lease. In the event of such cancellation, rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

            ARTICLE V: The prompt payment of rent and faithful observance of the rules and regulations contained in this Lease are the conditions upon which this Lease is made and accepted. Any failure on the part of the Lessee to comply with the terms of this Lease, shall at the option of the Lessor, constitute a forfeiture of this Lease, and all of the rights of the Lessee hereunder. Thereupon, the Lessor, its agents or attorneys, shall have the right to enter the Premises and remove all persons and/or property therefrom without Lessor being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. Tenant agrees to pay all costs and expenses of collection, and reasonable attorney's fees, on any part of said rental that may be collected by an attorney, suit, distress, or foreclosure; and further, in the event that Tenant fails promptly and fully to perform and comply with each and every condition and covenant hereunder and the matter is turned over to Landlord's attorney, Tenant shall pay Landlord a reasonable attorney's fee plus costs, where necessary, whether suit is instituted or not.

            ARTICLE VI: If Lessee shall abandon or vacate the Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears, Lessor may, at his option, forthwith cancel this Lease, or he may enter the Premises as the agent of the Lessee, by force or otherwise, without being liable in any way therefor, and re-let the Premises with or without any furniture that may be therein, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due. If the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess.

            ARTICLE VII: Lessee hereby pledges and assigns to Lessor all the furniture, fixtures, goods and chattels of Lessee that shall or may be brought or put on said Premises as security for the payment of the rent herein reserved. Lessee further agrees that said lien may be enforced at the election of Lessor.

            ARTICLE VIII: Lessor, or any of his agents, shall have the right to enter the Premises during reasonable hours to examine the same and make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof; or to exhibit the Premises and put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within thirty
(30) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions that do not conform to this Lease, or to the rules and regulations of the building.

            ARTICLE IX: Lessee hereby accepts the Premises in the condition they are in at the beginning of this Lease, and agrees to maintain the Premises in the same condition, order and repair as they are at the commencement of the term hereof, excepting only reasonable wear and tear arising from the use thereof under this Lease. Lessee agrees to make good to Lessor immediately upon demand any damage to water apparatus or electric lights, or any fixture, appliances or appurtenances of the Premises caused by any act or neglect of Lessee, or of any person or persons in the employ or under the control of Lessee.

            ARTICLE X: It is expressly agreed and understood by and between the parties to this Lease, that the Landlord shall not be liable for any damage or injury by water that may be sustained by the Tenant or another person, or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other Tenant, or by reason of the breakage, leakage, or obstruction of the water, sewer pipes, or other leakage in or about the building in which the Premises are located.

            ARTICLE XI: If Lessee shall become insolvent, or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of the term of this Lease, Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease. No receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the Premises by virtue of this Lease.

            ARTICLE XII: This Lease shall bind the Lessor and its assigns or successors, as well as Lessee's heirs, assigns, administrators, legal representatives, executors or successors as the case may be.

            ARTICLE XIII: It is understood and agreed between the parties hereto that time is of the essence with regard to this Lease, and this applies to all terms and conditions contained herein

            ARTICLE XIV: It is understood and agreed between the parties hereto that written notice mailed or delivered to the leased Premises shall constitute sufficient notice to Lessee, and written notice mailed or delivered to Lessor's office, shall constitute sufficient notice to Lessor to comply with the terms of this Lease.

            ARTICLE XV: The rights of Lessor under the foregoing shall be cumulative, and failure on the part of Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of said rights.

            ARTICLE XVI: It is further understood and agreed that any signs or awnings to be used in connection with the leased Premises shall be first submitted to the Lessor for written approval before installation of same. Permits from the municipality must also be obtained.

            ARTICLE XVII: Lessee shall not engage in any activities that cause damage to the Premises or otherwise utilize toxic substances or dangerous chemicals, which might be harmful either to the Premises or to licensees or invitees upon the Premises.

            ARTICLE XVIII: Lessee shall keep the exterior of the Premises, including the parking area located at the Premises, free of trash, debris, rubbish or merchandise, except to the extent that it is necessary to receive deliveries of merchandise, in which event Lessee shall make provisions for the storage of such merchandise within a reasonable period of time. There shall be no outside storage except as provided herein.

            ARTICLE XIX: In the event that Lessee's business activities result in any damage or impairment to the drainage system of the Premises or the parking area immediately adjacent thereto, then it shall be the responsibility of the Lessee to restore and repair such damage promptly and in a satisfactory manner.

            ARTICLE XX: Tenant shall acquire and pay for a liability insurance policy covering Tenant to occupancy and use the Premises. Said policy shall reflect liability coverage of not less than $500,000. Tenant shall furnish Landlord with an endorsement showing Landlord as an additional named insured on said insurance policy no later than January 4, 2002.

            ARTICLE XXI: All payments required under this Lease must be paid by check drawn on a Florida Bank. All checks returned by the bank and not paid as shown on its face will be subject to a 5% penalty as provided for by Florida Law.

            ARTICLE XXII: Lessee shall also pay, as additional rent, upon receipt of the bill therefore, its proportionate share of any increases in real estate taxes, insurance, and assessments over and above the base year of 2000 against the building in which the Premises are located, based upon the total floor area occupied by Lessee.

            ARTICLE XXIII: No holes may be put in the walls or exterior of this building, including the roof, without Lessor's express written permission.

            ARTICLE XXIV: All air conditioning, warehouse doors, and electric service, wiring, etc., will be delivered in good working order. Same shall be maintained by the Tenant and returned to the Landlord in the same condition.

            ARTICLE XXV: Tenant shall provide adequate pest control for the type of business being operated.

            ARTICLE XXVI: SUBORDINATION, ESTOPPEL AND QUIET ENJOYMENT. This Lease is and shall be subject and subordinate in all respects to any and all mortgages and other encumbrances now or hereafter placed upon the land or building, of which the Premises are a part; and the provision hereof shall be self-operating.

            ARTICLE XXVII: WAIVER OF JURY TRIAL. Lessor and Lessee hereby knowingly, irrevocably, voluntarily and intentionally waive any right to a trial by jury in respect of any action, proceeding, defense or counterclaim based on this Lease, or arising out of, under or in connection with this Lease, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.

            IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

            Signed, sealed and delivered in the Presence of:

                                       Universal Realty Development Co.


                                       -----------------------------------------
                                       By: Marge Heichberger
                                       Secretary



                                       Americare Health Scan, Inc.



                                       ----------------------------------
                                       By: Dr. Joseph P. D'Angelo
                                       President